Exhibit 10.5

Execution Version

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (this “Amendment”) is entered into as of February 3, 2009, between Micrus Endovascular Corporation, a Delaware corporation (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

Recitals

Whereas Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement, dated as of November 5, 2008 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), between Borrower and Bank; and

Whereas Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect such changes;

Now, therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Credit Agreement shall be amended as follows; provided that nothing contained herein shall terminate any security interests, guaranties, subordinations or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

                          Section 1.Definitions.  Each capitalized term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

                          Section 2.Amendments to Credit Agreement.  Subject to Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)           The following definition contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means February 1, 2010.

(b)           Section 4.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)           Compliance.  The representations and warranties contained herein and in each of the other Loan Documents executed by Borrower or any Guarantor shall be true in all material respects on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date), and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist, or would result from such proposed extension of credit or from the application of the proceeds thereof.

(c)           Section 6.3(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)           not later than 20 days after and as of the end of each month, company prepared monthly consolidated and consolidating unaudited financial statements of Borrower, which financial statements shall include Borrower’s balance sheet as of the end of such month and the related statements of Borrower’s income for the month then ended and any footnotes thereto, all in reasonable detail and prepared in accordance with GAAP;

                          Section 3.Conditions Precedent.  This Amendment, including, without limitation the amendments to the Credit Agreement contained herein, shall become effective as of the date first set forth above (the “Effective Date”) upon satisfaction of all of the conditions set forth in this Section 3 to the satisfaction of Bank; provided that, in the event such conditions are not so satisfied, then this Amendment shall be of no further force and effect:

(a)           Bank shall have received each of the following, duly executed and delivered by each of the applicable parties thereto:

       (i)this Amendment; and

(ii)such other documents as Bank may require under any other Section of this Amendment; and

(b)           No Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing; and

(c)           Borrower shall pay an amendment fee of $18,750 to Bank.

                          Section 4.Interpretation.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  This Amendment and the Credit Agreement shall be read together, as one document.  The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and complete.

                          Section 5.Representations, Warranties and Covenants.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein (as amended hereby) as of the date of this Amendment.  Borrower further certifies that as of the date of this Amendment there exists no Default or Event of Default.

                          Section 6.Further Assurances.  Borrower will make, execute, endorse, acknowledge, and deliver any agreements, documents, or instruments, and take any and all other actions, as may from time to time be reasonably requested by Bank to perfect and maintain the validity and priority of the liens and security interests granted to Bank pursuant to the Credit Agreement and the other Loan Documents and to effect, confirm, or further assure or protect and preserve the interests, rights, and remedies of Bank under the Credit Agreement (as amended hereby) and the other Loan Documents.

                          Section 7.Counterparts.  This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                          Section 8.Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

[Signatures follow on next page.]

In witness whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

MICRUS ENDOVASCULAR CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION,
a Delaware corporation		a national banking association

By:	/s/ Gordon Sangster	By:	/s/ Matt Burke
Name:	Gordon Sangster	Name:	Matt Burke
Title:	CFO	Title:	Vice President

By:	/s/ Jim Robbins
Name:	Jim Robbins
Title:	Vice President of Finance